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                       TRINET CORPORATE REALTY TRUST, INC.

                                     Issuer

                                       to

                          HARRIS TRUST AND SAVINGS BANK

                                     Trustee

                            -------------------------

                           Supplemental Indenture No.1

                         Dated as of February 27, 1998.

                            -------------------------



                                  $125,000,000
                                       of
             6.75% Dealer remarketable securities due March 1, 2013



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



     SUPPLEMENTAL INDENTURE NO. 1, dated as of February 27, 1998 (the "Supplemental Indenture"), between TRINET CORPORATE REALTY TRUST, INC., a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation duly organized and existing under the laws of the State of Illinois, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

     The Company has heretofore delivered to the Trustee an Indenture dated as of February 27, 1998 (the "Senior Indenture"), a form of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 333-42717), providing for the issuance from time to time of Senior Debt Securities of the Company (the "Securities").

     Section 301 of the Senior Indenture provides for various matters with respect to any series of Securities issued under the Senior Indenture to be established in an indenture supplemental to the Senior Indenture.

     Section 901(7) of the Senior Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Senior Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Senior Indenture.

     The Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture.

     All the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

             NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of each of the series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes or of either series thereof, as follows:


                                   ARTICLE ONE

                    RELATION TO SENIOR INDENTURE; DEFINITIONS

     SECTION 1.1. Relation to Senior Indenture.

     This Supplemental Indenture constitutes an integral part of the Senior Indenture.

     SECTION 1.2. Definitions.

     For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

          (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Senior Indenture; and

          (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

     "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

     "Annual Service Charge" for any period means the aggregate interest expense for such period in respect of, and the amortization during such period of any original issue discount of, Indebtedness of the Company and its Subsidiaries and the amount of dividends which are payable during such period in respect of any Disqualified Stock.

     "Base Rate" means 5.657%.

     "Business Day" means any day, other than a Saturday or Sunday, or a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close.

     "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Remarketing Dealer as having an actual or interpolated maturity comparable to the remaining term of the Drs.

     "Comparable Treasury Price" means (a) the offer price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on the Determination Date, as set forth on Telerate Page 500, adjusted to reflect settlement on the Remarketing Date if prices quoted on Telerate Page 500 are for settlement on any date other than the Remarketing Date, or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, (i) the average of five Reference Treasury Dealer Quotations for such Remarketing Date, excluding the highest and lowest of such Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):
(i) interest on Indebtedness of the Company and its Subsidiaries, (ii) provision for taxes of the Company and its Subsidiaries based on income, (iii) amortization of debt discount, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

     "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 311 West Monroe Street, Chicago, Illinois 60606 and, for purposes of the Place of Payment provisions of Sections 305 and 1002 of the Senior Indenture, is located at c/o Harris Trust Company of New York, 88 Pine Street, New York, New York 10005.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the redemption price of which may, at the option of such Person, be paid in Capital Stock which is not Disqualified Stock), in each case on or prior to the Stated Maturity Date of the Drs.

     "Determination Date" has the meaning specified in Section 2.6(a) hereof.

     "Dollar Price" means the discounted present value to the Remarketing Date of the cash flows on a bond (x) with a principal amount equal to the aggregate principal amount of the Drs., (y) maturing on the Stated Maturity Date and (z) bearing interest from the Remarketing Date, payable semi-annually (assuming a 360-day year consisting of twelve 30-day months) on the interest payment dates of the Drs. at a rate equal to the Base Rate, using a discount rate equal to the Treasury Rate.

     "Drs." has the meaning specified in Section 2.1 hereof.

     "DTC" means The Depository Trust Company or its successor.

     "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items and property valuation losses, net as reflected in the financial statements of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Commission.

     "GAAP" means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided that solely for purposes of any calculation required by the financial covenants contained herein, "GAAP" shall mean generally accepted accounting principles as used in the United States on the date hereof, applied on a consistent basis.

     "Indebtedness" of the Company or any of its Subsidiaries means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any Encumbrance existing on property owned by the Company or any of its Subsidiaries, (ii) indebtedness for borrowed money of a Person other than the Company or a Subsidiary which is secured by any Encumbrance existing on property owned by the Company or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such Encumbrance, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP, or (vi) interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another Person (other than the Company or any Subsidiary) (it being understood that Indebtedness shall be deemed to be incurred by the Company or any of its Subsidiaries whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

     "Interest Payment Date" shall have the meaning set forth in Section 2.3.

     "Make-Whole Amount" means the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the applicable Principal Repayment Date, over (ii) the aggregate principal amount of the Drs. being redeemed.

     "Notification Date" shall have the meaning specified in Section 2.6(a).

     "Principal Repayment Date" means the date on which all principal and interest in respect of the Drs. would have been payable to a holder if such redemption had not been made, namely (i) in the case of a redemption of Drs. at any time prior to the Remarketing Date, the Remarketing Date, and (ii) in the case of a redemption of Drs. at any time after the Remarketing Date, the Stated Maturity Date.

     "Reference Corporate Dealer" means J.P. Morgan Securities Inc. and four other leading dealers of publicly-traded debt securities of the Company to be chosen by the Company and approved by the Remarketing Dealer. If any of such persons shall cease to be a leading dealer of publicly-traded debt securities of the Company, then the Remarketing Dealer may replace such person with any other leading dealer of publicly-traded debt securities of the Company.

     "Reference Treasury Dealer" means a primary U.S. Government securities dealer in The City of New York (which may include the Remarketing Dealer) selected by the Remarketing Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer, the offer price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the Remarketing Date, quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m. on the Determination Date.

     "Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release most recently published prior to the date of determination under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to the applicable Principal Repayment Date, as of the redemption date, of the principal being redeemed. If no maturity set forth under such heading exactly corresponds to the maturity of such principal, yields for the two published maturities most closely corresponding to the maturity of such principal shall be calculated pursuant to the immediately preceding sentence, and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of the relevant periods to the nearest month.

     "Regular Record Date" shall have the meaning specified in Section 2.3.

     "Remarketing Agreement" means the Remarketing Agreement dated as of February 27, 1998 between the Company and J.P. Morgan Securities Inc., as Remarketing Dealer, as such agreement may be amended from time to time.

     "Remarketing Date" shall have the meaning specified in Section 2.3 hereof.

     "Remarketing Dealer" means J.P. Morgan Securities Inc. or its successor and assigns under the Remarketing Agreement.

     "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the terms of the Drs., then such other reasonably comparable index which shall be designated by the Company.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by such Person. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

     "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer price for the Comparable Treasury Issue specified in clause (a) of the definition of Comparable Treasury Price, as may replace Dow Jones Markets Limited.

     "Total Assets" as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

     "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Company and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP (but excluding accounts receivable and intangibles).

     "Treasury Rate" means the annual rate equal to the semi-annual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity on the Determination Date of the Comparable Treasury Issue for value on the Remarketing Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price.

     "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

     "Unsecured Indebtedness" means Indebtedness which is not secured by any Encumbrance upon any of the properties of the Company or any of its Subsidiaries.

                                   ARTICLE TWO

                            THE SERIES OF SECURITIES

     SECTION 2.1. Title of the Securities.

     There shall be Securities designated the "6.75% Dealer remarketable securities" due March 1, 2013" (the "Drs.")

     SECTION 2.2. Limitation on Aggregate Principal Amount.

     The aggregate principal amount of the Drs. shall be limited to $125,000,000, and, except as provided in this Section and in Section 306 of the Senior Indenture, the Company shall not execute and the Trustee shall not authenticate or deliver Drs. in excess of such aggregate principal amount.

     Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Drs., is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Drs. under the circumstances contemplated by Sections 303, 304, 305, 306, 906, 1107 and 1305 of the Senior Indenture.

     SECTION 2.3. Interest and Interest Rates; Maturity Date of Drs.

     The Drs. will bear interest from February 27, 1998 or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 1998 (each, an "Interest Payment Date"), to the Persons in whose name such Drs. are registered on the fifteenth calendar (whether or not a Business Day), immediately preceding the related Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable on any Drs. which is not punctually paid or duly provided for on any Interest Payment Date shall be payable to the Person in whose name such Drs. is registered on the relevant Regular Record Date, at the close of business by notice by or on behalf of the Company to the holders of the Drs., mailed by first class mail not less than 15 days prior to the Regular Record Date to their last address as they shall appear upon the Securities Register not less than five days preceding the date of payment. Payment may be made by check mailed to the holder's address as it appears on the Securities Register.

     The Drs. will bear interest at the rate of 6.75% per annum to March 1, 2003 (the "Remarketing Date"). If pursuant to the Remarketing Agreement, the Remarketing Dealer elects to remarket the Drs., then except as otherwise provided (i) the Drs. shall be subject to mandatory tender to the Remarketing Dealer at 100% of the principal amount thereof for remarketing on the Remarketing Date subject to the terms and conditions provided for in Section 2.5 herein and (ii) on and after the Remarketing Date, the Drs. shall bear interest at a rate determined by the Remarketing Dealer in accordance with the procedures set forth in Section 2.6 herein.

     If any Interest Payment Date or the Stated Maturity Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity Date, as the case may be.

     The Drs. will mature on March 1, 2013 (the "Stated Maturity Date").

     SECTION 2.4. Limitations on Incurrence of Indebtedness.

     (a) The Company will not, and will not permit any of its Subsidiaries to, incur any Indebtedness if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication) (i) the Total Assets of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Company or any of its Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

     (b) In addition to the limitation set forth in subsection (a) of this
Section 2.4, the Company will not, and will not permit any of its Subsidiaries to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 2.0:1, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Indebtedness and any other Indebtedness incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period); (iii) in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

     (c) In addition to the limitations set forth in subsections (a) and (b) of this Section 2.4, the Company will not, and will not permit any Subsidiary to, incur any Indebtedness secured by any Encumbrance upon any of the property of the Company or any of its Subsidiaries if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP that is secured by any Encumbrance on property of the Company or any of its Subsidiaries is greater than 40% of the sum of (without duplication) (i) the Total Assets of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Company or any of its Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

     (d) The Company and its Subsidiaries may not at any time own Total Unencumbered Assets equal to or less than 185% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

     (e) For purposes of this Section 2.4, Indebtedness shall be deemed to be "incurred" by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

     SECTION 2.5. Mandatory Tender on Remarketing Date; Purchase and Settlement.

     (a) On a Business Day not later than five Business Days prior to the Remarketing Date (the "Notification Date"), the Remarketing Dealer will notify the Company and the Trustee as to whether it elects to purchase all of the outstanding Drs. on the Remarketing Date. If, and only if, the Remarketing Dealer so elects, the Drs. shall be subject to mandatory tender to the Remarketing Dealer for purchase and remarketing on the Remarketing Date, upon the terms and subject to the conditions described herein and in the Remarketing Agreement. The purchase price of the Drs. shall be equal to 100% of the principal amount thereof. No holder or beneficial owner of the Drs. shall have any rights or claims under the Remarketing Agreement or against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such Drs.

     (b) The tender and settlement procedures with respect to the Drs. set forth in the Remarketing Agreement shall be subject to modification, without the consent of the holders of the Drs., to the extent required by DTC or, if the book-entry system is no longer available for the Drs. at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of Drs. in certificated form. In addition, the Remarketing Dealer may modify the settlement procedures without the consent of the holders of the Drs. in order to facilitate the settlement process.

     (c) The Company hereby agrees with the Trustee and the holders of Drs. that
(i) at all times, it will use its best efforts to maintain the Drs. in book-entry form with DTC or any successor thereto and to appoint a successor depository to the extent necessary to maintain the Securities in book-entry form and (ii) it waives any discretionary right that it otherwise may have under the Indenture to cause the Drs. to be issued in certificated form.

     SECTION 2.6. Determination of Interest Rate to Maturity.

     (a) The Remarketing Dealer shall determine the interest rate the Drs. will bear from the Remarketing Date to the Stated Maturity Date (the "Interest Rate to Maturity") on the third Business Day immediately preceding the Remarketing Date (the "Determination Date") by soliciting by 3:30 p.m., New York City time, the Reference Corporate Dealers (defined below) for firm, committed bids to purchase all outstanding Drs. at the Dollar Price, and by selecting the lowest such firm, committed bid (regardless of whether each of the Reference Corporate Dealers actually submit bids). Each bid shall be expressed in terms of the Interest Rate to Maturity that the Drs. would bear (quoted as a spread over the Base Rate) based on the following assumptions:

          (i) the Drs. would be sold to the Reference Corporate Dealer on the Remarketing Date for settlement on the same day;

          (ii) the Drs. would mature on the Stated Maturity Date;

          (iii) the Drs. would bear interest from the Remarketing Date at a stated rate equal to the Interest Rate to Maturity bid by such Reference Corporate Dealer, payable semi-annually on the interest payment dates for the Drs. and

          (iv) the winning bidder will bear all of its own expenses (including legal fees) in connection with any resale of the Drs.

     The Interest Rate to Maturity announced by the Remarketing Dealer as a result of such process will be quoted to the nearest one hundred-thousandth (0.00001) of one percent per annum and, absent manifest error, will be binding and conclusive upon holders of the Drs., the Company and the Trustee. The Remarketing Dealer shall have the discretion to select the time at which the Comparable Treasury Price is determined on the Determination Date.

     (b) The Remarketing Dealer shall have the right in its sole discretion to either (i) remarket the Drs. for its own account or (ii) sell the Drs. to the Reference Corporate Dealer submitting the lowest firm, committed, bid pursuant to this Section 2.6. If two or more Reference Corporate Dealers submit equivalent bids which constitute the lowest firm, committed bid, the Remarketing Dealer may in its sole discretion elect to sell the Drs. to any such Reference Corporate Dealer.

     (c) If the Remarketing Dealer has elected to remarket the Drs. as provided herein, then it shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 5:00 p.m., New York City time, on the Determination Date of the Interest Rate to Maturity applicable to the Drs. effective from and including the Remarketing Date; provided that, if the Dollar Price is being determined by the Remarketing Dealer because the Company has elected to exercise its option described in clause (x) of Section 2.8(a) of this Supplemental Indenture, the Dollar Price shall be determined by the Remarketing Dealer and communicated to the Company by no later than 10:00 a.m. on the Determination Date.

     SECTION 2.7. Repurchase.

     If the Remarketing Dealer (i) does not elect to exercise its right to a mandatory tender of the Drs., (ii) shall not have received by the required time on the Determination Date any firm, committed bids to purchase all of the Drs. in accordance with Section 2.6 of this Supplemental Indenture or (iii) for any other reason does not purchase all of the Drs. on the Remarketing Date, then the Company shall repurchase on the Remarketing Date, at a price equal to 100% of the principal amount of the Drs. plus all accrued interest, if any, on the Drs. to (but excluding) the Remarketing Date, any Drs. that have not been purchased by the Remarketing Dealer on the Remarketing Date.

     SECTION 2.8. Redemption.

     (a) If the Remarketing Dealer has elected to remarket the Drs. on the Remarketing Date, the Company shall have the right to redeem the Drs., in whole but not in part, from the Remarketing Dealer on the Remarketing Date at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Drs. and (ii) the Dollar Price, by giving written notice of such redemption to the Remarketing Dealer no later than

          (x) the Business Day immediately prior to the Determination Date or

          (y) if fewer than three Reference Corporate Dealers submit firm, committed bids to the Remarketing Dealer on the Determination Date in accordance with Section 2.6 of this Supplemental Indenture, immediately after the deadline set by the Remarketing Dealer for receiving such bids has passed.

     In either such case, the Company shall pay such redemption price for the Drs. in same-day funds by wire transfer on the Remarketing Date to an account designated by the Remarketing Dealer.

     (b) The Drs. may be redeemed at any time prior to or after the Remarketing Date at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Drs. being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Drs.

     Notice of any such redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Drs. to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Drs. or portions thereof called in connection with a redemption. If less than all the Drs. are to be redeemed at the option of the Company, the Company will notify the Trustee at least

45 days prior to the redemption date (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Drs. to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, the Drs. to be redeemed in whole or in part. Drs. may be redeemed in part in the minimum authorized denomination of the Drs. or in any integral multiple thereof.

     SECTION 2.9. Places of Payment.

     The Places of Payment where the Drs. may be presented or surrendered for payment, where the Drs. may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Drs. and the Senior Indenture may be served shall be in (i) the Borough of Manhattan, The City of New York, New York, and the office or agency for such purpose shall initially be located at c/o Harris Trust Company of New York, 77 Water Street and (ii) the City of Chicago, Illinois and the office or agency for such purpose shall initially be located at Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60606.

     SECTION 2.10. Method of Payment.

     Payment of the principal of and interest on the Drs. will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), in immediately available funds, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payments of principal and interest on the Drs. (other than payments of principal and interest due on the Stated Maturity Date) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto located within the United States.

     SECTION 2.11. Registered Securities; Global Form.

     The Drs. shall be issuable and transferable in fully registered form as Registered Securities, without coupons in denominations of $1,000 and any integral multiple thereof. The Drs. shall each be issued in the form of one or more permanent Global Securities. The depository for the Drs. shall be DTC. The Drs. shall not be issuable in definitive form except as provided in Section 305 of the Senior Indenture. The Drs. shall be substantially in the form attached as Exhibit A hereto.

     SECTION 2.12. Registrar and Paying Agent.

     The Trustee shall initially serve as Registrar and Paying Agent for the Drs.

     SECTION 2.13. Defeasance.

     The provisions of Sections 1402 and 1403 of the Senior Indenture, together with the other provisions of Article Fourteen of the Senior Indenture, shall be applicable to the Drs. The provisions of Section 1403 of the Senior Indenture shall apply to the covenants set forth in Sections 2.4 and 2.16 of this Supplemental Indenture and to those covenants specified in Section 1403 of the Senior Indenture.

     SECTION 2.14. Events of Default.

     The provisions of clause (5) of Section 501 of the Senior Indenture as applicable with respect to the Drs. shall be deemed to be amended and restated in their entirety to read as follows:

          (5) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced by any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given written notice, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

     The provisions of Section 501 of the Senior Indenture as applicable with respect to the Drs. shall be further deemed to be amended by renumbering existing clause (8) to be clause (9) and by adding the following new clause (8):

          (9) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any of its Subsidiaries in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days; or

     SECTION 2.15. Acceleration of Maturity; Rescission and Annulment.

     The provisions of the first paragraph of Section 502 of the Senior Indenture as applicable with respect to the Drs. shall be deemed to be amended and restated in their entirety to read as follows:

     If an Event of Default with respect to the Securities at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. If an Event of Default with respect to the Securities of any series set forth in Section 501(6) of the Senior Indenture occurs and is continuing, then in every such case all the Securities of that series shall become immediately due and payable, without notice to the Company, at the principal amount thereof (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) plus accrued interest to the date the Securities are paid plus the Make-Whole Amount, if any, on the Securities.

     SECTION 2.16. Provision of Financial Information.

     Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13 or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject.

     The Company will also in any event (x) within 15 days of each Required Filing Date (i) if the Company is not then subject to Section 13 or 15(d) of the Exchange Act, transmit by mail to all Holders of the Drs., as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) file with the Trustee copies of annual reports, quarterly reports and other documents which the Company is required to file with the Commission or would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

     SECTION 2.17. Waiver of Certain Covenants.

     Notwithstanding the provisions of Section 1009 of the Senior Indenture, the Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1008, inclusive, of the Senior Indenture, with Sections 2.4 and 2.16 of this Supplemental Indenture and with any other term, provision or condition with respect to the Drs. (except any such term, provision or condition which could not be amended without the consent of all Hold-ers of the Drs. ), if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Drs., by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition. Except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

     SECTION 3.1. Ratification of Senior Indenture.

     Except as expressly modified or amended hereby, the Senior Indenture continues in full force and effect and is in all respects confirmed and preserved.

     SECTION 3.2. Governing Law.

     This Supplemental Indenture and each Drs. shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

     SECTION 3.3. Counterparts.

     This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

                                  TRINET CORPORATE REALTY TRUST, INC.


                                  By: /S/ Elisa F. Di Tommaso
                                      -----------------------------------
                                      Name:   Elisa F. Di Tommaso
                                      Title:  Vice President and Treasurer


                                  HARRIS TRUST AND SAVINGS BANK, as Trustee


                                  By: /S/ D.G. Donovan
                                      -----------------------------------
                                      Name:  D.G. Donovan
                                      Title: Assistant Vice President


                                  By: /S/ M. Tinerella
                                      -----------------------------------
                                      Title: Assistant Secretary

                                                                       EXHIBIT A


                       Exhibit A to Supplemental Indenture



     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                      TRINET CORPORATE REALTY TRUST, INC.

                 6.75% Dealer remarketable securitySM ("Drs.SM")
                                due March 1, 2013

No. 1

$125,000,000                                              CUSIP: 896287 AD1

     TriNet Corporate Realty Trust, Inc., a Maryland corporation (hereinafter called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ONE HUNDRED TWENTY-FIVE MILLION U.S. DOLLARS on March 1, 2013, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 1 and September 1 of each year (each, an "Interest Payment Date"), on said principal sum at the rate per annum specified below, at such office or agency, in like coin or currency, from the March 1 or September 1, as the case may be, to which interest on the Securities has been paid preceding the date hereof (unless the date hereof is a March 1 or a September 1 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to any interest having been paid, in which case from February 27, 1998) until payment of said principal sum has been made or duly provided for. If the Company shall default in the payment of interest when due on such March 1 or September 1, then this Security shall bear interest from the next preceding date to which interest has been paid, or, if no interest has been paid, from February 27, 1998. The interest so payable on any March 1 or September 1 shall be paid to the person in whose name this Security shall be registered at the close of business on the fifteenth calendar day (whether or not

----------

SM "Dealer remarketable security" and "Drs." are service marks of J.P. Morgan Securities Inc.

a Business Day) immediately preceding the related Interest Payment Date (each, a "Regular Record Date"). For purposes of this Security, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

     If and to the extent the Company shall default in the payment of the interest due on any interest payment date, such defaulted interest shall be paid to the person in whose name this Security is registered at the close of business on a record date established for such payment by notice by or on behalf of the Company to the holders of the Securities mailed by first-class mail not less than fifteen days prior to such record date to their last address as they shall appear upon the Security register, such record date to be not less than five days preceding the date of payment of such defaulted interest. The Company may pay interest by check mailed to the holder's address as it appears on the Security register.

     The rate of interest on this Security shall be 6.75% per annum to March 1, 2003 (the "Remarketing Date"). If the Remarketing Dealer elects to remarket the Securities pursuant to the Remarketing Agreement dated as of February 27, 1998 (the "Remarketing Agreement") between J.P. Morgan Securities Inc., as Remarketing Dealer (the "Remarketing Dealer"), and the Company, then, except as otherwise set forth on the reverse hereof, (i) this Security shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, on the terms and subject to the conditions set forth on the reverse hereof, and (ii) on and after the Remarketing Date, this Security shall bear interest at the rate determined by the Remarketing Dealer in accordance with the procedures set forth in Section 4 on the reverse hereof (the "Interest Rate to Maturity").

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, TriNet Corporate Realty Trust, Inc. has caused this Security to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                   TRINET CORPORATE REALTY TRUST, INC.


                                   By: ____________________________________
                                          Title:
Attest:


-------------------------
Secretary



Certificate of Authentication

     This is one of the Securities of the series designated therein and described in the within-mentioned Indenture.

                         HARRIS TRUST AND SAVINGS BANK,
                            as Trustee


                         By: ____________________________________
                                  Authorized Signatory

                       TriNet Corporate Realty Trust, Inc.

                6.75% Dealer remarketable securitySM ("Drs. SM")
                                due March 1, 2013


     1. Indenture. (a) This Security is one of the duly authorized issue of debt securities of the Company (herein referred to as the "Debt Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture and a supplemental indenture each dated as of February 27, 1998 (the "Indenture") and each duly executed and delivered by the Company to Harris Trust and Savings Bank, as Trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "holders", "holder", "Securityholders" or "Securityholder" mean the registered holder(s)) of the Debt Securities.

     (b) The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be denominated in different currencies, may be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, may be subject to additional covenants and Events of Default and may otherwise vary as provided in the Indenture. This Security is one of the series designated as the 6.75% Dealer remarketable securitiesSM ("Drs.SM") due March 1, 2013 of the Company and such series is limited in aggregate principal amount to $125,000,000. References herein to "Securities" or "Drs." shall mean the Debt Securities of said series.

     (c) All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     2. Mandatory Tender on Remarketing Date; Purchase and Settlement. On a Business Day not later than five Business Days prior to the Remarketing Date (the "Notification Date"), the Remarketing Dealer will notify the Company and the Trustee as to whether it elects to purchase all of the outstanding Drs. on the Remarketing Date. If, and only if, the Remarketing Dealer so elects, the Drs. shall be subject to mandatory tender to the Remarketing Dealer for purchase and remarketing on the Remarketing Date, upon the terms and subject to the conditions described herein and in the Remarketing Agreement. The purchase


----------

SM "Dealer remarketable security" and "Drs." are service marks of J.P. Morgan Securities Inc.

price of the Drs. shall be equal to 100% of the principal amount thereof. No holder or beneficial owner of any Securities shall have any rights or claims under the Remarketing Agreement or against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such Securities.

     3. Maintenance of Book-Entry System. (a) The tender and settlement procedures with respect to the Securities set forth in the Remarketing Agreement shall be subject to modification, without the consent of the holders of the Securities, to the extent required by DTC or, if the book-entry system is no longer available for the Securities at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of Securities in certificated form. In addition, the Remarketing Dealer may modify the settlement procedures without the consent of the holders of the Securities in order to facilitate the settlement process.

     (b) The Company hereby agrees with the Trustee and the holders of Securities that (i) at all times, it will use its best efforts to maintain the Securities in book-entry form with DTC or any successor thereto and to appoint a successor depository to the extent necessary to maintain the Securities in book-entry form and (ii) it waives any discretionary right that it otherwise may have under the Indenture to cause the Securities to be issued in certificated form.

     4. Determination of Interest Rate to Maturity; Notification Thereof. The Remarketing Dealer shall determine the interest rate the Drs. will bear from the Remarketing Date to the Stated Maturity Date (the "Interest Rate to Maturity") on the third Business Day immediately preceding the Remarketing Date (the "Determination Date") by soliciting by 3:30 p.m., New York City time, the Reference Corporate Dealers (defined below) for firm, committed bids to purchase all outstanding Drs. at the Dollar Price (defined below), and by selecting the lowest such firm, committed bid (regardless of whether each of the Reference Corporate Dealers actually submit bids). Each bid shall be expressed in terms of the Interest Rate to Maturity that the Drs. would bear (quoted as a spread over 5.657% per annum (the "Base Rate")) based on the following assumptions:

          (i) the Drs. would be sold to the Reference Corporate Dealer on the Remarketing Date for settlement on the same day;

          (ii) the Drs. would mature on the Stated Maturity Date;

          (iii) the Drs. would bear interest from the Remarketing Date at a stated rate equal to the Interest Rate to Maturity bid by such Reference Corporate Dealer, payable semi-annually on the interest payment dates for the Drs. and

          (iv) the winning bidder will bear all of its own expenses (including legal fees) in connection with any resale of the Drs.

The Interest Rate to Maturity announced by the Remarketing Dealer as a result of such process will be quoted to the nearest one hundred-thousandth (0.00001) of one percent per annum and, absent manifest error, will be binding and conclusive upon holders of the Drs., the Company and the Trustee. The Remarketing Dealer shall have the discretion to select the time at which the Comparable Treasury Price is determined on the Determination Date.

     The Remarketing Dealer shall have the right in its sole discretion to either (i) remarket the Drs. for its own account or (ii) sell the Drs. to the Reference Corporate Dealer submitting the lowest firm, committed, bid pursuant to this Section 4 of this Security. If two or more Reference Corporate Dealers submit equivalent bids which constitute the lowest firm, committed bid, the Remarketing Dealer may in its sole discretion elect to sell the Drs. to any such Reference Corporate Dealer.

     If the Remarketing Dealer has elected to remarket the Drs. as provided herein, then it shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 5:00 p.m., New York City time, on the Determination Date of the Interest Rate to Maturity applicable to the Drs. effective from and including the Remarketing Date; provided that, if the Dollar Price is being determined by the Remarketing Dealer because the Company has elected to exercise its option described in clause (x) of subsection 6(a) of this Security, the Dollar Price shall be determined by the Remarketing Dealer and communicated to the Company by no later than 10:00 a.m. on the Determination Date. .

     "Dollar Price" means the discounted present value to the Remarketing Date of the cash flows on a bond (x) with a principal amount equal to the aggregate principal amount of the Drs., (y) maturing on the Stated Maturity Date and (z) bearing interest from the Remarketing Date, payable semi-annually (assuming a 360-day year consisting of twelve 30-day months) on the interest payment dates of the Drs. at a rate equal to the Base Rate, using a discount rate equal to the Treasury Rate (defined below).

     "Reference Corporate Dealer" means J.P. Morgan Securities Inc. and four other leading dealers of publicly-traded debt securities of the Company to be chosen by the Company and approved by the Remarketing Dealer. If any of such persons shall cease to be a leading dealer of publicly-traded debt securities of the Company, then the Remarketing Dealer may replace such person with any other leading dealer of publicly-traded debt securities of the Company.

     "Treasury Rate" means the annual rate equal to the semi-annual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity on the Determination Date of the Comparable Treasury Issue (defined below) for value on the Remarketing Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below).

     "Comparable Treasury Issue" means the United States Treasury security selected by the Remarketing Dealer as having an actual or interpolated maturity comparable to the remaining term of the Drs.

     "Comparable Treasury Price" means (a) the offer price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on the Determination Date, as set forth on Telerate Page 500 (as defined below), adjusted to reflect settlement on the Remarketing Date if prices quoted on Telerate Page 500 are for settlement on any date other than the Remarketing Date, or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, (i) the average of five Reference Treasury Dealer Quotations for such Remarketing Date, excluding the highest and lowest of such Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in clause (a) of the definition of Comparable Treasury Price as may replace Dow Jones Markets Limited.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer, the offer price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the Remarketing Date, quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m. on the Determination Date.

     "Reference Treasury Dealer" means a primary U.S. Government securities dealer in The City of New York (which may include the Remarketing Dealer) selected by the Remarketing Dealer.

     5. Repurchase. If the Remarketing Dealer (i) does not elect to exercise its right to a mandatory tender of the Drs., (ii) shall not have received by the required time on the Determination Date any firm, committed bids to purchase all of the Drs. in accordance with Section 4 of this Security or (iii) for any other reason does not purchase all of the Drs. on the Remarketing Date, then the Company shall repurchase on the Remarketing Date, at a price equal to 100% of the principal amount of the Drs. plus all accrued interest, if any, on the Drs. to (but excluding) the Remarketing Date, any Drs. that have not been purchased by the Remarketing Dealer on the Remarketing Date.

     6. Redemption.

     (a) On the Remarketing Date. If the Remarketing Dealer has elected to remarket the Drs. on the Remarketing Date, the Company shall have the right to redeem the Drs., in whole but not in part, from the Remarketing Dealer on the Remarketing Date at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Drs. and (ii) the Dollar Price, by giving written notice of such redemption to the Remarketing Dealer no later than

          (x) the Business Day immediately prior to the Determination Date or

          (y) if fewer than three Reference Corporate Dealers submit firm, committed bids for all outstanding Drs. to the Remarketing Dealer on the Determination Date in accordance with Section 4 of this Security, immediately after the deadline set by the Remarketing Dealer for receiving such bids has passed.

In either such case, the Company shall pay such redemption price for the Drs. in same-day funds by wire transfer on the Remarketing Date to an account designated by the Remarketing Dealer.

     (b) Prior to or After the Remarketing Date. The Drs. may be redeemed at any time prior to or after the Remarketing Date at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Drs. being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Drs.

     Notice of any such redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Drs. to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Drs. or portions thereof called in connection with a redemption. If less than all the Drs. are to be redeemed at the option of the Company, the Company will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Drs. to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, the Drs. to be redeemed in whole or in part. Drs. may be redeemed in part in the minimum authorized denomination of the Drs. or in any integral multiple thereof.

     "Make-Whole Amount" means the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the applicable Principal Repayment Date, over (ii) the aggregate principal amount of the respective Drs. being redeemed.

     "Principal Repayment Date" means the date on which all principal and interest in respect of the Drs. would have been payable to a holder if such redemption had not been made, namely (i) in the case of a redemption of Drs. at any time prior to the Remarketing Date, the Remarketing Date, and (ii) in the case of a redemption of Drs. at any time after the Remarketing Date, the Stated Maturity Date.

     "Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release most recently published prior to the date of determination under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to the applicable Principal Repayment Date, as of the redemption date, of the principal being redeemed. If no maturity set forth under such heading exactly corresponds to the maturity of such principal, yields for the two published maturities most closely corresponding to the maturity of such principal shall be calculated pursuant to the immediately preceding sentence, and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of the relevant periods to the nearest month.

     "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the terms of the Drs., then such other reasonably comparable index which shall be designated by the Company.

     7. Certain Covenants. The Indenture restricts the Company's ability to merge, consolidate or sell substantially all of its assets. In addition, the Company is obliged to abide by certain covenants, including covenants limiting the amount of indebtedness it may incur, a covenant compelling it to disclose certain financial information, covenants requiring it to maintain its material properties and adequate insurance thereon, and a covenant requiring it to pay or discharge all taxes, all as more fully described in the Indenture. All of such covenants are subject to the covenant defeasance procedures outlined in the Indenture.

     8. Effect of Event of Default. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     9. Tax Treatment; Agreement to Tender. The Company and the holders of this Security (and each holder of a beneficial interest herein) by accepting this Security, agree to treat the Drs. as fixed rate debt instruments that mature on the Remarketing Date for United States Federal income tax purposes. Furthermore, each holder of this Security irrevocably agrees that this Security shall automatically be tendered to the Remarketing Dealer if the Remarketing Dealer elects to remarket the Securities on the terms and conditions set forth herein.

     10. Amendments and Waivers. Modifications and amendments of the Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under the Indenture that are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (a) change the stated maturity of the principal of, or any installment of interest (or premium or Make-Whole Amount, if any) on, any such Debt Security; (b) reduce the principal of, or the rate or amount of interest on, or any premium or Make-Whole Amount payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of, premium or Make-Whole Amount, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; (f) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; or (g) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the applicable Indenture.

     Modifications and amendments of the Indenture will be permitted to be made by the Company and the Trustee without the consent of any holder of Debt Securities for any of the following purposes: (a) to evidence the succession of another person to the Company as obligor under the Indenture; (b) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the Indenture; (c) to add events of default for the benefit of the holders of all or any series of Debt Securities; (d) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (e) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (f) to secure the Debt Securities; (g) to establish the form or terms of Debt Securities of any series; (h) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (i) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series issued under the Indenture; or (j) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the outstanding Debt Securities of any series in any material respect.

     11. Denominations, Transfer and Exchange. (a) The Securities are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

     (b) Where certificated Securities are presented to at the corporate trust offices of the Trustee or other transfer agent designated by the Company for such purpose with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Trustee or other transfer agent shall register the transfer or make the exchange if its requirements for such transactions are met. The Company will not make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     (c) Neither the Company nor any Trustee shall be required to (a) issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the selection of any Securities for redemption and ending at the close of business on the day of mailing of the notice of redemption; (b) register the transfer of or exchange any Security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part; or (c) issue, register the transfer of or exchange any Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Security not to be so repaid.

     12. No Liability of Certain Persons. No part, present or future stockholder, employee, officer or director of the Company or any successor thereof shall have any liability for any obligation, covenant or agreement of the Company contained under this Security or the Indenture. Each holder by accepting this Security waives and releases all such liability. This waiver and release are part of the consideration for the issue of this Security.

     13. Governing Law. The laws of the State of New York govern the Indenture and this Security.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:



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PLEASE INSERT TAXPAYER
IDENTIFICATION NUMBER OF ASSIGNEE





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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

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the within Security of TriNet Corporate Realty Trust, Inc. and all rights thereunder and hereby irrevocably constitutes and appoints ________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises




Dated:                              ___________________________________________
                                    Signature



     NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.